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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
To Tender Shares of Common Stock
of
FUSION-IO, INC.
Pursuant to the Offer to Purchase
Dated June 24, 2014
of
FLIGHT MERGER SUB, INC.
a wholly-owned subsidiary
of
SANDISK CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 22, 2014, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This form, or a substantially equivalent form, may be used to accept the Offer (as defined in the Offer to Purchase) if the certificates for shares of common stock, par value $0.0002 per share, of Fusion-io, Inc. ("Fusion-io") are not immediately available and cannot be delivered to the Depositary prior to the expiration of the Offer (the "Expiration Date"), if the procedure for book-entry transfer cannot be completed before the Expiration Date or if any other documents required by the related Letter of Transmittal cannot be delivered to the Depositary by the Expiration Date. Such form may be delivered by hand, or transmitted by telegram, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand, express mail, courier or any other expedited service:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219
Phone: Toll-free (877) 248-6417 (718) 921-8317 Fax 718 234-5001

        Delivery of this notice of guaranteed delivery to an address, or transmission of instructions via the facsimile number other than as set forth above will not constitute valid delivery.

        Deliveries to SanDisk Corporation or to the information agent of the Offer will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

        You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Flight Merger Sub, Inc., a Delaware corporation (the "Purchaser") and wholly-owned subsidiary of SanDisk Corporation, a Delaware corporation ("Parent"), the number of shares indicated below, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together (and as each may be amended or supplemented from time to time) constitute the Offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of Fusion-io.

Number of Shares Being Tendered Hereby:               Shares

SHAREHOLDERS COMPLETE AND SIGN BELOW

Certificate No.(s) (if available):

Name(s) of Stockholders:	Area Code & Phone No.:	Address(es) of Stockholders:

Signature(s) of Stockholder(s):		Date:

If shares will be tendered by book-entry transfer provide the following information:
Name of Tendering Institution:

Account No:

THE GUARANTEE SET FORTH ON THE FOLLOWING PAGE MUST BE COMPLETED.

 GUARANTEE
(Not to be used for Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity is a member in good standing in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Guarantor Institution") hereby guarantees (1) that the above-named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 and (3) the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or in the case of a book-entry transfer, agent's message, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

        The Eligible Guarantor Institution that completes this form must communicate the guarantee to the depositary and must deliver the Letter of Transmittal (or agent's message in the case of a book-entry transfer), and certificates representing shares (or a confirmation that the shares tendered hereby have been delivered under the procedure of book-entry set forth in the Offer to Purchase) to the depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Guarantor Institution.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature:

Name:	Name:

Title:	Title:

Address:	Address:

Zip Code:	Zip Code:

Area Code and Telephone Number:	Area Code and Telephone Number:

Dated:	201_	Dated:	201_

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for Signature Guarantee)